EXHIBIT 6.2
INCO LIMITED
(the “Corporation”
SECRETARY’S CERTIFICATE
The undersigned officer of the Corporation hereby certifies for and on behalf of the Corporation, and without personal liability, that:
1. The undersigned is the duly elected and qualified Executive Vice President, General Counsel and Secretary of the Corporation.
2. Attached to this certificate as Schedule A is a true and complete copy of a resolution (the “Resolution”) duly passed by the Board of Directors of the Corporation at its meeting on June 9, 2006, covering the approval of the filing of the post-effective amendment to the registration statement filed back in 2000 covering our common share purchase warrants and underlying common shares. The Resolution is in full force and effect, unamended, at the date hereof.

DATED this 29th day of June, 2005.

/s/ Simon Fish Simon A. Fish Executive Vice President, General Counsel & Secretary
     I, Carl J.A. DeLuca, hereby certify that I am the Assistant General Counsel & Assistant Secretary of the Corporation and that appearing above is the true and correct signature of Simon A. Fish, the Executive Vice President, General Counsel & Secretary of the Corporation.

/s/ Carl J.A. DeLuca Carl J.A. DeLuca
Associate General Counsel &
Assistant Secretary

SCHEDULE A
RESOLUTION
     RESOLVED, that any officer of the Company be, and each of them hereby is, authorized to prepare and file one or more post-effective amendments or supplements to the Company’s Registration Statement on Form F-10 (No. 333-12588) (the “Post-Effective Amendments”), together with all documents required to be filed as exhibits or as other filings to or in connection with such post-effective amendment(s) or supplement(s); and further
     RESOLVED, that International Nickel, Inc. be, and it hereby is, appointed Authorized Representative of the Company in the United States to sign the Post-Effective Amendments; and further
     RESOLVED, that Simon A. Fish, David McIntyre, Mark Travers, Carl DeLuca, Ron Lehtovaara and Stephanie Anderson be, and each of them are, hereby authorized to execute the Post-Effective Amendments pursuant to a duly executed power of attorney on behalf of any officer and Director of the Company; and further
     RESOLVED, that the certificate of the Secretary or any Assistant Secretary of the Company shall be conclusive evidence of any of the approvals or determinations made by any officer of the Company authorized pursuant to the preceding resolutions; and further
     RESOLVED, that the officers of the Company be, and each of them hereby is, authorized and directed to do all such acts and things, including the execution and delivery of all such instruments, as they may deem necessary or advisable in order to carry into effect the purposes and intent of any of the foregoing resolutions.